Exhibit 10.19

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 29, 2009, between Vringo, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 and Regulation S promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, a 5% Subordinated Convertible Promissory Note (“Note”) and a warrant (“Special Bridge Warrant”) to purchase shares of common stock of the Company, $0.01 par value per share (the “Common Stock”) on the terms described below. The Notes and Special Bridge Warrants are collectively referred to herein as the “Securities.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

1. Purchase and Sale of the Securities.

(a) Closing.

(i) On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company hereby agrees to issue and to sell to Purchaser, and Purchaser hereby agrees to purchase from the Company, (i) a Note in the amount set forth on the signature page hereto, substantially in the form of Exhibit A hereto, and (ii) a Special Bridge Warrant to purchase the number of shares of Common Stock set forth on the signature page hereto, substantially in the form of Exhibit B hereto. For purposes of this Agreement, “Closing Date” means the date on which all of the Transaction Documents (as defined herein) have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) Purchaser’s obligation to pay the Purchase Price and (ii) the Company’s obligation to deliver the Securities, in each case, have been satisfied or waived.

(ii) Purchaser shall deliver to Continental Stock Transfer & Trust Company (the “Escrow Agent”) via wire transfer or a certified check of immediately available funds equal to the aggregate purchase price for the Securities set forth on the signature page hereof (the “Purchase Price”) and the Company shall deliver to Purchaser the amount and type of Securities set forth on the signature page. The Company and Purchaser shall each deliver to the other items set forth in Section 1(b) deliverable at the closing (the “Closing”). Upon waiver or satisfaction of the covenants and conditions set forth in Sections 1(b) and 1(c), the Closing shall occur at the offices of Ellenoff Grossman & Schole at 150 East 42nd Street, 11th Floor, New York, New York 10017 or such other location as the parties shall mutually agree and the Purchase Price shall be released by the Escrow Agent to the account of the Company in accordance with the terms of the escrow agreement entered into between the Company and the Escrow Agent (the “Escrow Agreement”).

(b) Deliveries.

(i) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

A. this Agreement duly executed by the Company;

B. a legal opinion of Ellenoff, Grossman & Schole LLP, substantially in the form of Exhibit D attached hereto;

C. a Note in the amount set forth on the signature page hereto;

D. a Special Bridge Warrant to purchase the number of shares of Common Stock set forth on the signature page hereto;

E. the Registration Rights Agreement between the Company and the Purchasers substantially in the form of Exhibit C attached hereto (the “Registration Rights Agreement”), duly executed by the Company;

F. the Escrow Agreement, duly executed by the Company;

G. a certificate dated as of the Closing Date and signed by an officer of the Company certifying as to the truth and accuracy of the representations and warranties of the Company contained in this Agreement;

H. a certificate signed by an officer of the Company (a) certifying that all of the conditions to Closing have been met; (b) attaching copies of resolutions of the Board of Directors approving this Agreement, which resolutions shall be in full force and effect; (c) attaching copies certified by the Secretary of State of the State of Delaware of the Company’s Certificate of Incorporation, which shall be in full force and effect and (d) attaching a true and complete copy of the Company’s bylaws, as amended.

(ii) On or prior to the Closing Date, Purchaser shall deliver or cause to be delivered to the Company the following:

A. this Agreement duly executed by Purchaser;

B. the Purchase Price by wire transfer or certified check to the account of the Escrow Agent;

C. the Registration Rights Agreement, duly executed by Purchaser; and

D. the Confidential Purchaser Questionnaire substantially in the form of Exhibit F attached hereto, duly executed by Purchaser.

(c) Closing Conditions.

(i) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

A. the accuracy in all material respects on the Closing Date of the representations and warranties of Purchaser contained herein (unless as of a specific date specified therein);

B. all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

C. the delivery by Purchaser of the items set forth in Section 1(b)(ii) of this Agreement.

(ii) The obligations of Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

A. the accuracy in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date);

B. all obligations and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

C. the delivery by the Company of the items set forth in Section 1(b)(i) of this Agreement;

D. the aggregate minimum Purchase Price delivered to the Escrow Agent shall equal or exceed Two Million Five Hundred Thousand ($2,500,000) (the “Minimum Purchase Price”);

E. the Company shall have executed a subordination agreement with Silicon Valley Bank (“SVB”) and Gold Hill Venture Lending 03, L.P. (“Gold Hill” and collectively with SVB, the “Senior Lenders”) with respect to the Company’s outstanding indebtedness (the “Subordination Agreement”) that is satisfactory to each of Iroquois Master Fund Ltd. and Kingsbrook Opportunities Master Fund LP (collectively, the “Lead Investors”);

F. a warrant to purchase 482,346 shares of Common Stock (subsequent to the effectiveness of a reverse split of the Common Stock) shall have been issued to the Lead Investors in a form satisfactory to the Lead Investors;

G. the Company shall have executed exchange agreements with holders of the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock that are satisfactory to the Lead Investors (the “Exchange Agreements”);

H. the Company’s officers, directors and stockholders as of the date hereof shall have executed lock-up agreements with respect to the Common Stock held by such persons (the “Lock-Up Agreements”);

I. the Company shall have received waivers of any existing registration rights that conflict with the Registration Rights Agreement (the “Waivers”);

J. the Senior Lenders shall have granted the Company a moratorium on its outstanding indebtedness that is satisfactory to the Lead Investors (the “Moratorium”);

K. the Company shall have executed an Escrow Agreement that is satisfactory to the Lead Investors; and

L. the Lead Investors shall have received evidence of the execution of the Subordination Agreement, the Exchange Agreements, the Lock-Up Agreements, the Waivers, the Escrow Agreement, the Moratorium and all third party waivers.

2. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company as follows:

(a) Purchaser understands and acknowledges its purchase is part of a private placement by the Company in a minimum amount of $2,500,000 of Securities (the “Minimum Amount”), which offering is being made on a “best efforts” basis.

(b) Purchaser (i) is an “accredited investor” as defined by Rule 501 under the Act and/or (ii) is not a “U.S. person” as defined in Rule 902(k) of Regulation S under the Act. Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Securities and has the ability and capacity to protect Purchaser’s interests.

(c) Purchaser understands that the Securities have not been registered. Purchaser understands that the Securities will not be registered under the Act on the ground that the issuance thereof is exempt under Section 4(2) of the Act as a transaction by an issuer not involving any public offering and that, in the view of the United States Securities and Exchange Commission (the “SEC”), the statutory basis for the exception claimed would not be present if any of the representations and warranties of Purchaser contained in this Agreement or those of other purchasers of the Securities are untrue or, notwithstanding Purchaser’s representations and warranties, Purchaser currently has in mind acquiring any of the Securities for resale upon the occurrence or non-occurrence of some predetermined event.

(d) Purchaser is purchasing the Securities for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing the Securities in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment.

(e) Purchaser acknowledges that it has had the opportunity to ask questions of, and receive answers from, the Company or any authorized person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Purchaser. In connection therewith, Purchaser acknowledges that it has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized person acting on its behalf. Purchaser has received and reviewed all the information concerning the Company and the Securities, both written and oral, that Purchaser desires with respect to the Company’s business, management, financial affairs and prospects, including without limitation, the Risk Factors set forth in Exhibit E. In determining whether to make this investment, Purchaser has relied solely on (i) Purchaser’s own knowledge and understanding of the Company and its business based upon Purchaser’s own due diligence investigations and the information furnished pursuant to this paragraph, and (ii) the information described in subparagraph 2(f) below.

(f) Purchaser has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform Purchaser’s obligations under the terms of this Agreement. This Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principles of equity, whether such enforcement is considered in a proceeding in equity or law.

(g) Purchaser has carefully considered and has discussed with Purchaser’s legal, tax, accounting and financial advisors, to the extent Purchaser has deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for Purchaser’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Agreement are a suitable investment for Purchaser. Purchaser has relied solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that Purchaser (and not the Company) shall be responsible for Purchaser’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(h) Purchaser acknowledges that the Company may not have sufficient funds to repay the principal amount of the Notes and the interest accrued thereon, upon maturity. As a result, Purchaser may lose all or part of its investment.

(i) Purchaser acknowledges that there can be no assurance that the Company will consummate an initial public offering (the “IPO”) or that the Securities purchased pursuant to this Agreement will be registered under the Act.

(j) There are no actions, suits, proceedings or investigations pending against Purchaser or Purchaser’s assets before any court or governmental agency (nor, to Purchaser’s knowledge, is there any threat thereof) which would impair in any way Purchaser’s ability to enter into and fully perform Purchaser’s commitments and obligations under this Agreement or the transactions contemplated hereby.

(k) The execution, delivery and performance of and compliance with this Agreement and the issuance of the Securities to Purchaser will not result in any violation of, or conflict with, or constitute a default under, any of Purchaser’s articles of incorporation or by-laws, or equivalent limited liability company, trust or partnership documents, if applicable, or any agreement to which Purchaser is a party or by which it is bound, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Purchaser or the Securities purchased by Purchaser.

(l) Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk and that Purchaser can bear the economic risk of the purchase of the Securities, including a total loss of his/her/its investment.

(m) Purchaser recognizes that no federal, state or foreign agency has recommended or endorsed the purchase of the Securities.

(n) Purchaser is aware that the Notes and Special Bridge Warrants are, and the securities issuable upon conversion of the Notes or exercise of the Special Bridge Warrants will be (unless registered by the Company), when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Act, and may not be offered or sold except pursuant to an effective registration statement or an exemption from registration under the Act.

(o) Purchaser understands that the Notes and the Special Bridge Warrants shall bear the following legend or one substantially similar thereto, which Purchaser has read and understands:

NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF AT ANY TIME IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

(p) Purchaser understands that the Notes are subordinated to the approximately $4.3 million of indebtedness outstanding under that certain Loan and Security Agreement, dated January 29, 2008, by and among the Company, Silicon Valley Bank, as agent, and the lenders named therein, as amended. Purchaser understands that each Note shall bear the following legend or one substantially similar thereto, which Purchaser has read and understands:

NOTICE OF SUBORDINATION

THIS NOTE IS SUBORDINATED TO ALL SENIOR INDEBTEDNESS UNDER THAT CERTAIN LOAN AND SECURITY AGREEMENT, DATED JANUARY 29, 2008, BY AND AMONG THE COMPANY, SILICON VALLEY BANK, AS AGENT, AND THE LENDERS NAMED THEREIN, AS AMENDED. BY ACCEPTANCE OF THIS NOTE, THE HOLDER HEREOF AGREES TO BE BOUND BY THE SUBORDINATION PROVISIONS SET FORTH HEREIN.

(q) Because of the legal restrictions imposed on resale, Purchaser understands that the Company shall have the right to note stop-transfer instructions in its stock transfer records, and Purchaser has been informed of the Company’s intention to do so. Any sales, transfers, or other dispositions of the Notes or the Special Bridge Warrants by Purchaser, if any, will be made in compliance with the Act and all applicable rules and regulations promulgated thereunder.

(r) Purchaser acknowledges that Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect thereto.

(s) Purchaser represents that: (i) Purchaser is able to bear the economic risks of an investment in the Securities and to afford a complete loss of the investment, and (ii) (A) Purchaser could be reasonably assumed to have the ability and capacity to protect his/her/its interests in connection with this Agreement; or (B) Purchaser has a pre-existing personal or business relationship with either the Company or any affiliate thereof of such duration and nature as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or such affiliate and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of this Agreement.

(t) Purchaser further represents that the address of Purchaser set forth below is his/her principal residence (or, if Purchaser is a company, partnership or other entity, the address of its principal place of business); that Purchaser is purchasing the Securities for Purchaser’s own account and not, in whole or in part, for the account of any other person; and that Purchaser has not formed any entity, and is not an entity formed, for the purpose of purchasing the Securities.

(u) Purchaser represents that Purchaser is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting or any public announcement or filing of or by the Company.

(v) Purchaser has carefully read this Agreement, and Purchaser has accurately completed the Confidential Purchaser Questionnaire which accompanies this Agreement.

(w) No representations or warranties have been made to Purchaser by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in purchasing the Securities, Purchaser is not relying upon any representations other than those contained in this Agreement.

(x) Purchaser represents and warrants, to the best of Purchaser’s knowledge, that other than Maxim Group LLC (the “Selling Agent”) no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Agreement.

(y) Purchaser represents and warrants that Purchaser has: (i) not distributed or reproduced the Term Sheet, in whole or in part, at any time, without the prior written consent of the Company and (ii) kept confidential the existence of the Term Sheet and the information contained therein or made available in connection with any further investigation of the Company.

(z) Purchaser represents and warrants that during the Lock-Up Period (as defined herein), Purchaser will not, directly or indirectly, offer, sell, agree to sell, grant any option with respect to, pledge or otherwise dispose of the Locked-Up Shares (as defined herein), except as set forth in Section 5.

(aa) If Purchaser is a corporation, partnership, limited liability company, trust, or other entity, it represents that: (i) it is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to execute and deliver this Agreement and purchase the Securities as provided herein; (ii) its purchase of the Securities will not result in any violation of, or conflict with, any term or provision of the charter, By-Laws or other organizational documents of Purchaser or any other instrument or agreement to which Purchaser is a party or is subject; (iii) the execution and delivery of this Agreement and Purchaser’s purchase of the Securities has been duly authorized by all necessary action on behalf of Purchaser; and (iv) all of the documents relating to Purchaser’s purchase of the Securities have been duly executed and delivered on behalf of Purchaser and constitute a legal, valid and binding agreement of Purchaser.

(bb) Purchaser understands and agrees that the securities are anticipated to be sold by the Company through the Selling Agent, a licensed broker-dealer, in a “best efforts” offering and that the Company has engaged the Selling Agent to sell the securities on its behalf, and will pay the Selling Agent certain fees and expenses in connection with the sale of the Securities.

(cc) If Purchaser is a non-U.S. person, it agrees that it will sign the Regulation S Representation Letter on or prior to the Closing Date, substantially in the form set forth on Exhibit G.

3. Representations and Warranties of the Company. The Company represents and warrants to Purchaser as follows:

(a) Subsidiaries. The sole subsidiary of the Company is Vringo (Israel) Ltd. (the “Subsidiary”). The Company owns, directly or indirectly, 100% of the Subsidiary and such ownership interest is free and clear of any liens, and all of the issued and outstanding shares of capital stock of the Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to purchase securities. Other than as contemplated by the Transaction Documents (as defined herein), neither the Company nor the Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of the Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor the Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Subsidiary.

(b) Organization and Qualification. Each of the Company and the Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise), operations, prospects or property of the Company or the Subsidiary, taken as a whole (“Material Adverse Effect”) and no proceeding has been initiated in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals (as defined herein). Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or the Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or the Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or the Subsidiary is a party or by which any property or asset of the Company or the Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the: (i) filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (ii) consent of holders of the Company’s Series A Preferred Stock and Series B Preferred Stock, (iii) Waivers and (iv) consent of Silicon Valley Bank, as agent, and the lenders to that certain Loan and Security Agreement, dated January 29, 2008, by and among the Company, Silicon Valley Bank, as agent, and the lenders named therein, as amended (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Notes and the Special Bridge Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens other than restrictions on transfer provided for in the Transaction Documents. The shares of Common Stock issuable upon exercise of the Special Bridge Warrant, when duly issued, will be duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the shares of Common Stock issuable upon conversion of the Notes and the exercise of the Special Bridge Warrants.

(g) Capitalization; Additional Issuances. The issued and outstanding securities of the Company as of November 15, 2009 are as set forth in Schedule 3(g). Except as set forth in Schedule 3(g), as of the date hereof, there are no outstanding agreements or preemptive or similar rights affecting the Common Stock and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of the Common Stock.

(h) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(i) Regulatory Permits. The Company and the Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(j) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 2, no registration under the Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(k) Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(l) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 2, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Act which would require the registration of any such securities under the Act.

(m) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Act.

(n) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(o) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or the Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor the Subsidiary is a party to a collective bargaining agreement, and the Company and the Subsidiary believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or the Subsidiary to any liability with respect to any of the foregoing matters. The Company and the Subsidiary are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Compliance. Neither the Company nor the Subsidiary: (i) is in violation of any order of any court, arbitrator or governmental body or (ii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(q) Title to Assets. The Company and the Subsidiary have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiary, in each case free and clear of all liens, except for liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiary and liens for the payment of federal, state, foreign or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiary are in compliance.

(r) Intellectual Property. The Company and the Subsidiary own all right, title and interest in, or possesses adequate and enforceable rights to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes, formulations, software and source and object codes necessary for the conduct of their businesses (collectively, the “Intangibles”). Neither the Company nor the Subsidiary have infringed upon the rights of others with respect to the Intangibles and neither the Company nor the Subsidiary have received notice that they have or may have infringed or are infringing upon the rights of others with respect to the Intangibles, or any notice of conflict with the asserted rights of others with respect to the Intangibles that could, individually or in the aggregate, have a Material Adverse Effect.

(s) Insurance. The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and the Subsidiary are engaged. Neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(t) Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or the Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(u) Certain Fees. Except for fees and expenses to be paid to the Selling Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(v) Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(w) Tax Returns. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and the Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or the Subsidiary.

(x) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(y) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(z) Indebtedness. Schedule 3(z) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or the Subsidiary, or for which the Company or the Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor the Subsidiary is in default with respect to any Indebtedness.

(aa) Internal Accounting Controls. The Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

4. Indemnification. Subject to the provisions of this Section 4, the Company will indemnify and hold Purchaser and its directors, officers, shareholders, members, managers, partners, officers, employees, representatives and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who “controls” the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against Purchaser in any capacity, or any of them or their respective affiliates, by any stockholder of the Company who is not an affiliate of Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is pleaded with particularity as follows and based upon a breach of Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings Purchaser may have with any such stockholder or any violations by Purchaser of state or federal securities laws or any conduct by Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

5. Lock-Up.

(a) For six (6) months subsequent to the consummation of the IPO (the “Lock-Up Period”), so long as all officers, directors and existing holders of equity or equity-linked securities of the Company are similarly locked up, Purchaser shall not, directly or indirectly, offer, sell, agree to sell, grant any option with respect to, pledge or otherwise dispose of the shares of Common Stock and warrants issuable upon conversion of the Note or exercise of the Special Bridge Warrant (the “Locked-Up Shares”).

(b) Notwithstanding the foregoing, Purchaser may sell: (i) 25% of the Locked-Up Shares if the Trading Price exceeds $7.00 for five consecutive Trading Days; (ii) 50% of the Locked-Up Shares if the Trading Price exceeds $7.50 for five consecutive Trading Days; (iii) 75% of the Locked-Up Shares if the Trading Price exceeds $8.00 for five consecutive Trading Days; and (iv) 100% of the Locked-Up Shares if the Trading Price exceeds $8.50 for five consecutive Trading Days. For purposes of this Agreement, “Trading Price” shall mean the closing sales price of the Common Stock as reported on a public market in the U.S and “Trading Day” means a day on which the principal public market for the Common Stock is open for trading.

(c) Purchaser hereby authorizes the Company during the Lock-Up Period, so long as all officers, directors and existing holders of equity or equity-linked securities of the Company are similarly locked up, to cause any transfer agent for the Common Stock to decline to transfer, and to note stop-transfer restrictions on the stock register and other records relating to, the Locked-Up Shares for which Purchaser is the record holder and, in the case of Locked-Up Shares for which the Purchaser is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop-transfer restrictions on the stock register and other records relating to, its Locked-Up Shares.

6. Miscellaneous.

(a) The Company agrees not to transfer or assign this Agreement or any of the Company’s rights or obligations herein and Purchaser agrees that the transfer or assignment of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws.

(b) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

(c) This Agreement, the Notes, the Special Bridge Warrants and the Registration Rights Agreement (collectively, the “Transaction Documents”) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended or waived only by a written instrument signed by all parties.

(d) Purchaser acknowledges that it has been advised and has had the opportunity to consult with Purchaser’s own attorney regarding this Agreement and Purchaser has done so to the extent that Purchaser deems appropriate.

(e) Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by fax if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid).

If to the Company, at:

Vringo, Inc.

18 East 16th Street

New York, New York 10003

Tel: (646) 525-4319 ext. 2503

Fax: (509) 271-5246

With a copy to:

Barry I. Grossman, Esq.

Ellenoff Grossman & Schole LLP

150 East 42nd Street

New York, NY 10017

Tel: (212) 370-1300

Fax: (212) 370-7889

If to the Purchaser, at its address set forth on the signature page to this Agreement, or such other address as Purchaser shall have specified to the Company in writing.

(f) No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers holding at least a majority in interest of the Securities purchased hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(g) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by the New York courts except with respect to the conflicts of law provisions thereof.

(h) Any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The parties hereto hereby: (i) waive any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consent to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(i) If any provision of this Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

(j) The parties understand and agree that money damages would not be a sufficient remedy for any breach of this Agreement by the Company or the Purchaser and that the party against which such breach is committed shall be entitled to equitable relief, including an injunction and specific performance, as a remedy for any such breach, without the necessity of establishing irreparable harm or posting a bond therefor. Such remedies shall not be deemed to be the exclusive remedies for a breach by either party of this Agreement but shall be in addition to all other remedies available at law or equity to the party against which such breach is committed.

(k) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

(l) This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VRINGO, INC.

By:	/s/ Jonathan Medved
Name: Jonathan Medved
Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________________________________

Signature of Authorized Signatory of Purchaser: _________________________________________________________

Name of Authorized Signatory: _______________________________________________________________________

Title of Authorized Signatory: ________________________________________________________________________

Email Address of Authorized Signatory: ________________________________________________________________

Facsimile Number of Authorized Signatory: _____________________________________________________________

Address for Notice of Purchaser: ______________________________________________________________________

Aggregate Amount of Note: $ ____________

Special Bridge Warrant Amount: _________________